UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2005

THE CORPORATE EXECUTIVE BOARD COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-24799	52-2056410
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

2000 Pennsylvania Avenue, NW
Suite 6000,
Washington, DC
(Address of principal		20006
executive offices)		(Zip Code)

(202) 777-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Effective July 1, 2005, The Corporate Executive Board Company has implemented a Deferred Compensation Plan to provide a select group of management, highly compensated employees and members of the Board of Directors with a capital accumulation opportunity by deferring compensation on a pre-tax basis. The plan provides for deferred amounts to be credited with investment returns based upon investment options selected by participants from alternatives designated from time to time by the plan administrative committee. The plan also allows the Company to make discretionary Company contributions at any time based on individual or overall corporate performance, which may be subject to a different vesting schedule than elective deferrals, and provides that the Company will make up any 401(k) plan match that is not credited to the participant’s 401(k) account due to his/her participation in the plan. Separately, the Company has established a grantor trust to hold assets utilized by the Company to pay benefits under the plan.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Corporate Executive Board Company

By: /s/ Timothy R. Yost

Timothy R. Yost
Chief Financial Officer

Date: July 6, 2005